Exhibit 99

VIACOMCBS

EARNINGS PRESS RELEASE | August 5, 2021

VIACOMCBS REPORTS Q2 2021 EARNINGS RESULTS

- **Grew Global Streaming Revenue 92% Year-Over-Year, Driven by Robust Growth in Subscriptions and Advertising**
  - **Added 6.5M Global Streaming Subscribers to Reach Over 42M in the Quarter, and Realized 82% Year-Over-Year Growth in Streaming Subscription Revenue, Fueled by the Diverse Global Content Offering of Paramount+**
  - **Generated 102% Year-Over-Year Growth in Streaming Advertising Revenue, Largely Driven by Pluto TV, Which More Than Doubled Revenue for the Fourth Consecutive Quarter**
- **Increased Total Company Revenue 8% Year-Over-Year, Including 24% Growth in Advertising Revenue and 9% Growth in Affiliate Revenue Year-Over-Year**
- **Recently Announced Comprehensive, Multi-Year Distribution Agreements with Charter Communications and Cox Communications for Continued Carriage of ViacomCBS Content and Streaming Services**
- **Expanding Paramount+ Footprint Internationally to Include the UK, Ireland, Italy, Germany, Switzerland & Austria, as Part of Innovative New Sky Partnership**

STATEMENT FROM

BOB BAKISH
President & CEO

"In a quarter of strong business performance, including growth in advertising and affiliate, streaming was a standout. We continued to accelerate our global streaming momentum and delivered phenomenal results across our flagship streaming services. For the second consecutive quarter, Paramount+ fueled more than 6 million additions to our global streaming subscription base, which now reaches over 42 million. This growth was driven by the power of the service's differentiated content strategy and expanding content slate. Looking ahead, we're excited about our opportunity to build on this momentum, as we scale Paramount+'s content offerings across genres and expand our reach with global audiences."

Q2 2021 RESULTS*

$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended June 30			Six Months Ended June 30		
GAAP	**2021**	**2020**	**B/(W)%**	**2021**	**2020**	**B/(W)%**
Revenue	$ 6,564	$ 6,075	8 %	$ 13,976	$ 12,574	11 %
Operating income	$ 1,226	$ 1,251	(2)%	$ 2,754	$ 2,153	28 %
Net earnings from continuing operations attributable to ViacomCBS	$ 995	$ 453	120 %	$ 1,894	$ 954	99 %
Diluted EPS from continuing operations attributable to ViacomCBS	$ 1.50	$ .73	105 %	$ 2.93	$ 1.55	89 %
Non-GAAP[1]						
Adjusted OIBDA	$ 1,240	$ 1,652	(25)%	$ 2,867	$ 2,897	(1)%
Adjusted net earnings from continuing operations attributable to ViacomCBS	$ 640	$ 744	(14)%	$ 1,601	$ 1,434	12 %
Adjusted diluted EPS from continuing operations attributable to ViacomCBS	$ .97	$ 1.21	(20)%	$ 2.47	$ 2.32	6 %

[1] Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*During the fourth quarter of 2020, ViacomCBS entered into an agreement to sell Simon & Schuster, which was previously reported as the Publishing segment. Simon & Schuster has been presented as a discontinued operation in the company's consolidated financial statements for all periods.

VIACOMCBS Q2 2021 EARNINGS

OVERVIEW OF Q2 REVENUE

REVENUE BY TYPE

- Advertising revenue grew 24% year-over-year, driven by CBS' broadcasts of 2021 sporting events for which there were no comparable broadcasts in the prior-year period as a result of COVID-19, and an improved advertising market.
- Affiliate revenue increased 9% year-over-year, reflecting expanded distribution and higher reverse compensation and retransmission fees.
- Streaming revenue rose 92% year-over-year:
  - Streaming advertising revenue more than doubled, growing 102% year-over-year, driven by growth in advertising on Pluto TV, Paramount+ and other digital video platforms.
  - Streaming subscription revenue grew 82% year-over-year, reflecting strong subscriber growth across the company's subscription services.
- Theatrical revenue reflects the release of *A Quiet Place Part II* in the second quarter of 2021, while there were no releases in the prior-year period as a result of COVID-19.
- Licensing and other revenue decreased 36% year-over-year, primarily reflecting the licensing of the domestic streaming rights to *South Park* in the prior year and the impact on film licensing from the absence of theatrical releases throughout most of 2020 and the first quarter of 2021 due to COVID-19.

ADVERTISING REVENUE* **+24%** YOY

AFFILIATE REVENUE* **+9%** YOY

*Excludes streaming revenue

$ IN MILLIONS	Three Months Ended June 30				Six Months Ended June 30			
	2021	2020	$ B/(W)	%	2021	2020	$ B/(W)	%
Advertising*	$ 2,097	$ 1,686	$ 411	24 %	$ 4,778	$ 3,905	$ 873	22 %
Affiliate*	2,107	1,929	178	9	4,182	3,897	285	7
Streaming	983	513	470	92	1,799	1,007	792	79
• Advertising	502	248	254	102	930	513	417	81
• Subscription	481	265	216	82	869	494	375	76
Theatrical	134	3	131	n/m	135	170	(35)	(21)
Licensing and other	1,243	1,944	(701)	(36)	3,082	3,595	(513)	(14)
Total Revenue	**$ 6,564**	**$ 6,075**	**$ 489**	**8 %**	**$ 13,976**	**$ 12,574**	**$ 1,402**	**11 %**

*Excludes streaming revenue n/m = not meaningful

GLOBAL STREAMING HIGHLIGHTS

- Global streaming subscribers rose to more than 42M, adding 6.5M subscribers in the quarter.
  - Subscriber additions in the quarter were led by Paramount+.
    - Domestically, Paramount+ originals drove strong subscriber sign-ups and engagement.
      - The top drivers of sign-ups included the new *iCarly* series, *Infinite*, *UEFA Champions League*, *The Challenge: All Stars* and *Why Women Kill*.
      - Engagement reached an all-time high in the quarter, driven by *Infinite*, *SpongeBob SquarePants*, the new *iCarly* series, *NCIS* and *The SpongeBob Movie: Sponge on the Run*.
      - Total viewing hours and watch time per active subscriber grew quarter-over-quarter.
    - Internationally, Paramount+ launches to date have had strong momentum, led by its progress in Latin America.
    - Paramount+ to launch in Australia and New Zealand this August and in key European markets, including the UK, Ireland, Italy, Germany, Switzerland and Austria in 2022 as part of new Sky partnership.
  - SHOWTIME OTT delivered strong growth in sign-ups and engagement, driven by originals, including *The Chi*, *Shameless* and *City on a Hill*.
- Global expansion and domestic growth helped global Pluto TV MAUs exceed 52M in the quarter and revenue surge 169% year-over-year, more than doubling for the fourth quarter in a row.
  - Domestic watch-time per user grew 45% year-over-year.

STREAMING REVENUE **+92%** YOY

STREAMING ADVERTISING REVENUE **+102%** YOY

STREAMING SUBSCRIPTION REVENUE **+82%** YOY

STREAMING SUBSCRIBERS *Global* **42M+** ↑6.5M QOQ

PLUTO TV MAUs *Global* **52M+** ↑2.8M QOQ

VIACOMCBS

2

VIACOMCBS Q2 2021 EARNINGS

REPORTING SEGMENTS

TV ENTERTAINMENT | CABLE NETWORKS | FILMED ENTERTAINMENT

TV ENTERTAINMENT

- In Q2, CBS was the most-watched network in Prime, Daytime and Late Night and claimed the quarter's top broadcast series, top 3 dramas, top 6 comedies and top news magazine.
- Revenue grew 23% year-over-year, reflecting growth across all revenue streams.
  - Advertising revenue increased 24% year-over-year, reflecting CBS' broadcast of the national semi-finals and championship games of the NCAA Tournament and professional golf tournaments, as well as an improved advertising market, partially offset by lower ratings.
  - Affiliate revenue grew 10% year-over-year, driven by growth in reverse compensation and retransmission fee revenue.
  - Streaming revenue rose 81% year-over-year, reflecting subscriber growth at Paramount+, as well as advertising growth from Paramount+ and other digital video platforms.
  - Licensing and other revenue increased 16% year-over-year, primarily driven by a higher volume of programming licensed internationally and produced for third-party broadcasters.
- Adjusted OIBDA decreased 45% year-over-year, reflecting the company's increased investment in Paramount+.

Paramount+ · CBS ENTERTAINMENT · CBS NEWS · CBS SPORTS · CBS TELEVISION STATIONS · CBS STUDIOS

CBS

THE #1 BROADCAST NETWORK IN PRIME

Nielsen Media Research. Based on Live+7/MC P2+ impressions.

#1 BROADCAST SERIES
NCIS

TOP 3 DRAMAS
#1 NCIS • #2 FBI • #3 Blue Bloods

TOP 6 COMEDIES
#1 Young Sheldon, #2 Mom, #3 Bob Hearts Abishola, #4 The Neighborhood, #5 United States of Al, #6 B Positive

#1 NEWS MAGAZINE
60 Minutes



$ IN MILLIONS	Three Months Ended June 30							Six Months Ended June 30						
		2021		2020		$ B/(W)	%		2021		2020		$ B/(W)	%
Revenue	$	2,809	$	2,287	$	522	23 %	$	6,320	$	5,234	$	1,086	21 %
• Advertising*		1,088		880		208	24		2,895		2,168		727	34
• Affiliate*		691		629		62	10		1,384		1,252		132	11
• Streaming		350		193		157	81		672		397		275	69
• Licensing and other		680		585		95	16		1,369		1,417		(48)	(3)
Expenses		2,593		1,895		(698)	(37)		5,655		4,269		(1,386)	(32)
Adjusted OIBDA	$	216	$	392	$	(176)	(45)%	$	665	$	965	$	(300)	(31)%

*Excludes streaming revenue

VIACOMCBS

3

VIACOMCBS Q2 2021 EARNINGS

REPORTING SEGMENTS (CONT.)

CABLE NETWORKS

- In Q2, ViacomCBS had the most programs among the top 25 original cable series with P18-34 and P2-11 than any other cable family.
- Revenue increased 8% year-over-year, primarily driven by higher streaming, advertising and affiliate revenue, partially offset by lower licensing revenue.
  - Advertising revenue increased 24% year-over-year, largely driven by an improved advertising market and a 4-percentage point favorable impact of foreign exchange rate changes, partially offset by lower ratings.
  - Affiliate revenue grew 9% year-over-year, reflecting expanded vMVPD distribution and rate increases, partially offset by subscriber declines.
  - Streaming revenue increased 98% year-over-year, largely fueled by advertising revenue growth from Pluto TV, as well as growth in subscribers for subscription streaming services, including SHOWTIME OTT and BET+.
  - Licensing and other revenue decreased 48% year-over-year, primarily reflecting the licensing of the domestic streaming rights to *South Park* in the prior-year quarter, partially offset by revenue from the licensing of programming to Paramount+.
- Adjusted OIBDA declined 12% year-over-year, reflecting the benefit to 2020 from the domestic licensing of *South Park* and an increased investment in content, partially offset by the above-mentioned revenue increases.


VIACOMCBS
MOST TOP 25
ORIGINAL CABLE SERIES
P18-34 and P2-11
THE CHALLENGE: DOUBLE AGENTS
MTV
PAW PATROL
NICKELODEON
SISTAS
BET

Nielsen Media Research: P18-34 based on C3 impressions, P2-11 based on Live+7 impressions.

$ IN MILLIONS	Three Months Ended June 30				Six Months Ended June 30			
	2021	2020	$ B/(W)	%	2021	2020	$ B/(W)	%
Revenue	$ 3,475	$ 3,232	$ 243	8 %	$ 6,734	$ 6,090	$ 644	11 %
• Advertising*	1,011	815	196	24	1,889	1,760	129	7
• Affiliate*	1,416	1,300	116	9	2,798	2,645	153	6
• Streaming	633	320	313	98	1,127	610	517	85
• Licensing and other	415	797	(382)	(48)	920	1,075	(155)	(14)
Expenses	2,350	1,947	(403)	(21)	4,425	4,011	(414)	(10)
Adjusted OIBDA	$ 1,125	$ 1,285	$ (160)	(12)%	$ 2,309	$ 2,079	$ 230	11 %

*Excludes streaming revenue






VIACOMCBS
4

VIACOMCBS Q2 2021 EARNINGS

REPORTING SEGMENTS (CONT.)

FILMED ENTERTAINMENT

- Revenue grew 3% year-over-year, primarily driven by current quarter theatrical releases, partially offset by lower licensing revenue.
  - Theatrical revenue reflects the release of *A Quiet Place Part II*.
  - Licensing and other revenue decreased 17% year-over-year because of lower home entertainment revenue as a result of the absence of theatrical releases due to COVID-19.
- Adjusted OIBDA declined 38% year-over-year, reflecting distribution costs associated with current quarter theatrical releases and other anticipated releases later in 2021.

$ IN MILLIONS	Three Months Ended June 30				Six Months Ended June 30			
	2021	2020	$ B/(W)	%	2021	2020	$ B/(W)	%
Revenue	$ 667	$ 647	$ 20	3 %	$ 1,664	$ 1,458	$ 206	14 %
• Theatrical	134	3	131	n/m	135	170	(35)	(21)
• Licensing and other	533	644	(111)	(17)	1,529	1,288	241	19
Expenses	595	531	(64)	(12)	1,388	1,315	(73)	(6)
Adjusted OIBDA	$ 72	$ 116	$ (44)	(38)%	$ 276	$ 143	$ 133	93 %

n/m = not meaningful

BALANCE SHEET & LIQUIDITY

- As of June 30, 2021, the company had $5.4B of cash on its balance sheet and a committed $3.5B revolving credit facility that remains undrawn.

$5.4B
CASH ON BALANCE SHEET

$3.5B
UNDRAWN REVOLVING CREDIT FACILITY

VIACOMCBS

5

ViacomCBS (NASDAQ: VIAC; VIACA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the U.S. television audience and boasts one of the industry’s most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, ViacomCBS provides powerful capabilities in production, distribution and advertising solutions for partners on five continents. For more information about ViacomCBS, please visit www.viacomcbs.com and follow @ViacomCBS on social platforms. VIAC-IR This communication contains both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in consumer behavior, as well as evolving technologies, distribution platforms and packaging; the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; our ability to maintain attractive brands and our reputation, and to offer popular programming and other content; increased costs for programming, films and other rights; competition for content, audiences, advertising and distribution; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies, including our streaming initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; the impact of COVID-19 (and other widespread health emergencies or pandemics) and measures taken in response thereto; domestic and global political, economic and/or regulatory factors affecting our businesses generally; liabilities related to discontinued operations and former businesses; the loss of key talent and strikes and other union activity; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS VIACOMCBS Q2 2021 EARNINGS 6 ABOUT VIACOMCBS

7 CONTACTS VIACOMCBS Q2 2021 EARNINGS PRESS INVESTORS Justin Dini Executive Vice President, Corporate Communications (212) 846-2724 justin.dini@viacomcbs.com Peter Collins Vice President, Corporate Communications (917) 826-4182 peter.collins@viacomcbs.com Justin Blaber Senior Director, Corporate Communications (646) 823-6616 justin.blaber@viacomcbs.com Pranita Sookai Director, Corporate Communications (718) 316-2182 pranita.sookai@viacomcbs.com Anthony DiClemente Executive Vice President, Investor Relations (917) 796-4647 anthony.diclemente@viacomcbs.com Jaime Morris Vice President, Investor Relations (646) 824-5450 jaime.morris@viacomcbs.com Robert Amparo Manager, Investor Relations (347) 223-1682 robert.amparo@viacomcbs.com

VIACOMCBS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020	2021	2020
Revenues	$ 6,564	$ 6,075	$ 13,976	$ 12,574
Costs and expenses:				
Operating	3,865	3,361	8,228	7,317
Selling, general and administrative	1,459	1,183	2,881	2,481
Depreciation and amortization	95	122	194	234
Restructuring and other corporate matters	35	158	35	389
Total costs and expenses	5,454	4,824	11,338	10,421
Net gain on sales	116	—	116	—
Operating income	1,226	1,251	2,754	2,153
Interest expense	(243)	(263)	(502)	(504)
Interest income	13	11	26	25
Net gains from investments	32	32	52	32
Loss on extinguishment of debt	—	(103)	(128)	(103)
Other items, net	(10)	(26)	(29)	(54)
Earnings from continuing operations before income taxes and equity in loss of investee companies	1,018	902	2,173	1,549
(Provision) benefit for income taxes	34	(192)	(192)	(326)
Equity in loss of investee companies, net of tax	(44)	(12)	(62)	(21)
Net earnings from continuing operations	1,008	698	1,919	1,202
Net earnings from discontinued operations, net of tax	41	28	53	43
Net earnings (ViacomCBS and noncontrolling interests)	1,049	726	1,972	1,245
Net earnings attributable to noncontrolling interests	(13)	(245)	(25)	(248)
Net earnings attributable to ViacomCBS	$ 1,036	$ 481	$ 1,947	$ 997
Amounts attributable to ViacomCBS:				
Net earnings from continuing operations	$ 995	$ 453	$ 1,894	$ 954
Net earnings from discontinued operations, net of tax	41	28	53	43
Net earnings attributable to ViacomCBS	$ 1,036	$ 481	$ 1,947	$ 997
Basic net earnings per common share attributable to ViacomCBS:				
Net earnings from continuing operations	$ 1.52	$ .74	$ 2.96	$ 1.55
Net earnings from discontinued operations	$ .06	$ .05	$ .08	$ .07
Net earnings	$ 1.58	$ .78	$ 3.05	$ 1.62
Diluted net earnings per common share attributable to ViacomCBS:				
Net earnings from continuing operations	$ 1.50	$ .73	$ 2.93	$ 1.55
Net earnings from discontinued operations	$ .06	$ .05	$ .08	$ .07
Net earnings	$ 1.56	$ .78	$ 3.01	$ 1.62
Weighted average number of common shares outstanding:				
Basic	646	615	634	615
Diluted	662	617	647	617

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited; in millions, except per share amounts) At At June 30, 2021 December 31, 2020 ASSETS Current Assets: Cash and cash equivalents $ 5,375 $ 2,984 Receivables, net 6,824 7,017 Programming and other inventory 1,419 1,757 Prepaid expenses and other current assets 1,089 1,391 Current assets of discontinued operations 547 630 Total current assets 15,254 13,779 Property and equipment, net 1,979 1,994 Programming and other inventory 11,421 10,363 Goodwill 16,601 16,612 Intangible assets, net 2,805 2,826 Operating lease assets 1,440 1,602 Deferred income tax assets, net 1,235 993 Other assets 3,658 3,657 Assets held for sale — 28 Assets of discontinued operations 811 809 Total Assets $ 55,204 $ 52,663 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 602 $ 571 Accrued expenses 1,828 1,714 Participants’ share and royalties payable 2,176 2,005 Accrued programming and production costs 1,168 1,141 Deferred revenues 1,104 978 Debt 17 16 Other current liabilities 1,230 1,391 Current liabilities of discontinued operations 461 480 Total current liabilities 8,586 8,296 Long-term debt 17,703 19,717 Participants’ share and royalties payable 1,326 1,317 Pension and postretirement benefit obligations 2,025 2,098 Deferred income tax liabilities, net 888 778 Operating lease liabilities 1,472 1,583 Program rights obligations 188 243 Other liabilities 1,960 2,158 Liabilities of discontinued operations 210 220 Redeemable noncontrolling interest 190 197 Commitments and contingencies ViacomCBS stockholders’ equity: 5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share; 25 shares authorized and 10 shares issued (2021) — — Class A Common Stock, par value $.001 per share; 55 shares authorized; 41 (2021) and 52 (2020) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,108 (2021) and 1,068 (2020) shares issued 1 1 Additional paid-in capital 32,901 29,785 Treasury stock, at cost; 503 (2021 and 2020) Class B shares (22,958) (22,958) Retained earnings 12,007 10,375 Accumulated other comprehensive loss (1,853) (1,832) Total ViacomCBS stockholders’ equity 20,098 15,371 Noncontrolling interests 558 685 Total Equity 20,656 16,056 Total Liabilities and Equity $ 55,204 $ 52,663

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Six Months Ended June 30, 2021 2020 Operating Activities: Net earnings (ViacomCBS and noncontrolling interests) $ 1,972 $ 1,245 Less: Net earnings from discontinued operations, net of tax 53 43 Net earnings from continuing operations 1,919 1,202 Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities: Depreciation and amortization 194 234 Deferred tax (benefit) provision (110) 227 Stock-based compensation 101 143 Net gain on sales (116) — Gains from investments (52) (32) Loss on extinguishment of debt 128 103 Equity in loss of investee companies, net of tax and distributions 62 22 Change in assets and liabilities (424) (741) Net cash flow provided by operating activities from continuing operations 1,702 1,158 Net cash flow provided by (used for) operating activities from discontinued operations 89 (7) Net cash flow provided by operating activities 1,791 1,151 Investing Activities: Investments (114) (60) Capital expenditures (138) (131) Acquisitions, net of cash acquired — (141) Proceeds from dispositions 408 146 Other investing activities (25) — Net cash flow provided by (used for) investing activities from continuing operations 131 (186) Net cash flow used for investing activities from discontinued operations (2) (1) Net cash flow provided by (used for) investing activities 129 (187) Financing Activities: Repayments of short-term debt borrowings, net — (698) Proceeds from issuance of long-term debt — 4,370 Repayment of long-term debt (2,200) (2,535) Dividends paid on common stock (302) (301) Proceeds from issuance of preferred stock 983 — Proceeds from issuance of common stock 1,672 — Purchase of Company common stock — (58) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (49) (59) Proceeds from exercise of stock options 408 — Other financing activities (161) (70) Net cash flow provided by financing activities 351 649 Effect of exchange rate changes on cash, cash equivalents and restricted cash (8) (17) Net increase in cash, cash equivalents and restricted cash 2,263 1,596 Cash, cash equivalents and restricted cash at beginning of period (includes $135 (2021) and $202 (2020) of restricted cash) 3,119 834 Cash, cash equivalents and restricted cash at end of period (includes $7 (2021) and $142 (2020) of restricted cash) $ 5,382 $ 2,430

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the three and six months ended June 30, 2021 and 2020 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to ViacomCBS, and adjusted diluted EPS from continuing operations (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income, earnings from continuing operations before income taxes, provision/benefit for income taxes, net earnings from continuing operations attributable to ViacomCBS or diluted EPS from continuing operations, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. Three Months Ended Six Months Ended June 30, June 30, 2021 2020 2021 2020 Operating income (GAAP) $ 1,226 $ 1,251 $ 2,754 $ 2,153 Depreciation and amortization (a) 95 122 194 234 Restructuring and other corporate matters (b) 35 158 35 389 Programming charges (b) — 121 — 121 Net gain on sales (b) (116) — (116) — Adjusted OIBDA (Non-GAAP) $ 1,240 $ 1,652 $ 2,867 $ 2,897 (a) The three and six months ended June 30, 2020 include an impairment charge for FCC licenses of $25 million and the six months ended June 30, 2020 also includes accelerated depreciation of $12 million for technology that was abandoned in connection with synergy plans related to the merger of Viacom Inc. with and into CBS Corporation (the “Merger”). (b) See notes on the following tables for additional information on items affecting comparability.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Three Months Ended June 30, 2021 Earnings from Continuing Operations Before Income Taxes (Provision) Benefit for Income Taxes Net Earnings from Continuing Operations Attributable to ViacomCBS Diluted EPS from Continuing Operations Reported (GAAP) $ 1,018 $ 34 $ 995 $ 1.50 Items affecting comparability: Restructuring and other corporate matters (a) 35 (8) 27 .04 Net gain on sales (b) (116) 27 (89) (.13) Net gains from investments (c) (32) 7 (25) (.04) Discrete tax items (d) — (268) (268) (.40) Adjusted (Non-GAAP) $ 905 $ (208) $ 640 $ .97 (a) Reflects the impairment of lease assets in connection with cost transformation initiatives related to the Merger. (b) Primarily reflects a gain on the sale of a noncore trademark licensing operation. (c) Reflects a gain of $37 million on the sale of an investment, partially offset by a decrease in the fair value of a marketable security of $5 million. (d) Primarily reflects a benefit of $260 million to remeasure our UK net deferred income tax asset as a result of the enactment during the quarter of an increase in the UK corporate income tax rate from 19% to 25% beginning April 1, 2023, as well as a net tax benefit in connection with the settlement of income tax audits. Three Months Ended June 30, 2020 Earnings from Continuing Operations Before Income Taxes Provision for Income Taxes Net Earnings from Continuing Operations Attributable to ViacomCBS Diluted EPS from Continuing Operations Reported (GAAP) $ 902 $ (192) $ 453 $ .73 Items affecting comparability: Restructuring and other corporate matters (a) 158 (34) 124 .20 Impairment charge (b) 25 (6) 19 .03 Programming charges (c) 121 (29) 92 .15 Gains from investments (d) (32) 8 (24) (.03) Loss on extinguishment of debt 103 (24) 79 .13 Discrete tax items — 1 1 — Adjusted (Non-GAAP) $ 1,277 $ (276) $ 744 $ 1.21 (a) Reflects severance, exit costs and other costs related to the Merger and a charge to write down property and equipment to its fair value less costs to sell. (b) Reflects a charge to reduce the carrying values of FCC licenses in two markets to their fair values. (c) Primarily related to the abandonment of certain incomplete programs resulting from production shutdowns related to COVID-19. (d) Reflects an increase to the carrying value of an investment based on the market price of a similar investment.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Six Months Ended June 30, 2021			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to ViacomCBS	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 2,173	$ (192)	$ 1,894	$ 2.93
Items affecting comparability:				
Restructuring and other corporate matters [a]	35	(8)	27	.04
Net gain on sales [b]	(116)	27	(89)	(.14)
Gains from investments [c]	(52)	12	(40)	(.06)
Loss on extinguishment of debt	128	(30)	98	.15
Discrete tax items [d]	—	(289)	(289)	(.45)
Adjusted (Non-GAAP)	$ 2,168	$ (480)	$ 1,601	$ 2.47

(a) Reflects the impairment of lease assets in connection with cost transformation initiatives related to the Merger.

(b) Primarily reflects a gain on the sale of a noncore trademark licensing operation.

(c) Reflects a gain of $37 million on the sale of an investment and an increase in the fair value of marketable securities of $15 million.

(d) Primarily reflects a benefit of $260 million to remeasure our UK net deferred income tax asset as a result of the enactment during the quarter of an increase in the UK corporate income tax rate from 19% to 25% beginning April 1, 2023, as well as a net tax benefit in connection with the settlement of income tax audits.

	Six Months Ended June 30, 2020			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to ViacomCBS	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 1,549	$ (326)	$ 954	$ 1.55
Items affecting comparability:				
Restructuring and other corporate matters [a]	389	(81)	308	.49
Impairment charge [b]	25	(6)	19	.03
Depreciation of abandoned technology [c]	12	(3)	9	.01
Programming charges [d]	121	(29)	92	.15
Gains from investments [e]	(32)	8	(24)	(.04)
Loss on extinguishment of debt	103	(24)	79	.13
Discrete tax items	—	(3)	(3)	—
Adjusted (Non-GAAP)	$ 2,167	$ (464)	$ 1,434	$ 2.32

(a) Reflects severance, exit and other costs related to the Merger and a charge to write down property and equipment to its fair value less costs to sell.

(b) Reflects a charge to reduce the carrying values of FCC licenses in two markets to their fair values.

(c) Reflects accelerated depreciation for technology that was abandoned in connection with synergy plans related to the Merger.

(d) Primarily related to the abandonment of certain incomplete programs resulting from production shutdowns related to COVID-19.

(e) Reflects an increase to the carrying value of an investment based on the market price of a similar investment.